EXHIBIT 99.1

COMPUCREDIT HOLDINGS CORPORATION
ANNOUNCES FILING OF FORM 10 IN CONNECTION WITH ITS PREVIOUSLY ANNOUNCED CONSIDERATION OF A SPIN-OFF OF ITS MICRO-LOAN BUSINESSES

ATLANTA, GA, January 4, 2010 -- CompuCredit Holdings Corporation (NASDAQ: CCRT) today announced that its wholly owned subsidiary, Purpose Financial Holdings, Inc., has filed a Form 10 Registration Statement and a related Information Statement with the Securities and Exchange Commission in connection with CompuCredit’s previously announced consideration of a tax-free spin-off of Purpose Financial and its micro-loan businesses into a separate, publicly traded company.  Prior to the completion of the spin-off transaction, CompuCredit’s Board of Directors would have to formally approve the spin-off distribution, and there is no certainty at this time that the spin-off actually will occur.  Should the spin-off occur, it also is anticipated that Purpose Financial would apply to list its common stock on NASDAQ.

The spin-off would create two stand-alone, publicly traded companies: (i) CompuCredit: a provider of credit and related financial services and products to the “sub-prime” credit market; and (ii) Purpose Financial: a micro-loan finance company primarily engaged in the business of marketing, servicing and/or originating small-balance, short-term loans through a network of 316 retail branch locations in Alabama, Colorado, Kentucky, Mississippi, Ohio, Oklahoma, South Carolina, Tennessee, and Wisconsin and via the Internet in both the U.S. and the U.K. The businesses to be evaluated for spin-off had revenues of approximately $98.4 million and $107.2 million for the nine months ended September 30, 2009 and year ended December 31, 2008, respectively.

CompuCredit’s Board of Directors and management are evaluating the proposed spin-off to determine whether the separation of the micro-loan businesses from the remainder of CompuCredit is in the best interests of CompuCredit and its shareholders given the following potential benefits:

•	greater access for CompuCredit to banks and potential investors that do not do business with companies that own micro-loan businesses, even where the business opportunity does not involve micro-loans;

•
increased ability for CompuCredit to: maintain and attract banking relationships; partner with private equity funds, hedge funds, and financial institutions in acquiring credit card portfolios and other assets; and obtain debt financing from financial institutions for credit card portfolio and other asset acquisitions and for day-to-day operations;

•	ability of each company’s management to separately pursue the business strategies best suited to its long-term interests;

•	greater market recognition and valuation due to the ability of analysts, shareholders and prospective investors in each company to better evaluate the merits of each company; and

•	stronger correlation between management incentives and each company’s performance.

The CompuCredit Board of Directors and management also are considering a number of potentially negative factors associated with the spin-off, including costs associated with completing the spin-off and increased costs associated with operating two public companies.  CompuCredit has the right to terminate the spin-off if at any time CompuCredit’s Board of Directors determines, in its sole discretion, that CompuCredit and Purpose Financial are better served being a combined company, thereby making the spin-off not in the best interests of CompuCredit and its shareholders.

Chairman and CEO of CompuCredit, David G. Hanna, said, “The spin-off of CompuCredit’s micro-loan businesses could represent a significant opportunity for the boards, management teams and shareholders of both companies. A spin-off would enable the management and boards of both CompuCredit and Purpose Financial to have a sharper focus on their core businesses. Additionally, as two stand-alone entities with sound operations and talented management teams, both companies could be better positioned to manage and grow their businesses, leverage their distinct competitive strengths, attract and retain key employees and pursue value-creation opportunities over the long-term.”

Purpose Financial’s initial Form 10 Registration Statement and Information Statement contain a detailed description of the proposed spin-off transaction, summarize the potential advantages to both companies of the transaction, and disclose the material risks to Purpose Financial and its shareholders.

Additional information regarding the structure, leadership and financial operations of the two separate companies that would result from the spin-off transaction will be disclosed at a later time.

About CompuCredit

CompuCredit is a specialty finance company and marketer of branded credit cards and related financial services. CompuCredit provides these services to consumers who are underserved by traditional financial institutions. Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers. For more information about CompuCredit, visit www.CompuCredit.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding, without limitation, our ability to realize expected benefits from the spin-off, our ability to list our common stock on NASDAQ, competition and market conditions in the micro-loan industry, and our ability to find additional growth opportunities or to identify and successfully implement new product and service offerings, may be forward-looking in nature or “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including, but not limited to:  a determination by the IRS that the spin-off should be treated as a taxable transaction; the extent to which federal, state, local and foreign governmental regulation of micro-loan services, consumer lending and related financial products and services limits or prohibits the operation of our business; the future prospects of our Internet lending business in the U.K. and the U.S.; and our relationship with the banks that provide certain services that are needed to operate our business, that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in Purpose Financial’s Form 10 that it filed with the Securities and Exchange Commission. These forward-looking statements are based on CompuCredit’s current expectations and beliefs concerning future developments and their potential effects on CompuCredit. There can be no assurance that future developments affecting CompuCredit will be those anticipated by CompuCredit. CompuCredit undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.